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Morgan, Lewis & Bockius LLP
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www.morganlewis.com

December 23, 2002

Deutsche Investors Funds, Inc.
One South Street
Baltimore, Maryland  21202

Re:  Opinion of Counsel regarding Post-Effective Amendment No. 29 to the
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     Registration Statement filed on Form N-1A under the Securities Act of 1933
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     (File No. 333-07008) of Deutsche Investors Funds, Inc. - Japanese Equity
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     Fund and Global Biotechnology Fund
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Ladies and Gentlemen:

         We have acted as counsel to Deutsche Investors Funds, Inc. (formerly, Flag Investors Funds, Inc.) (the "Company") a Maryland corporation, in connection with the above-referenced Registration Statement which relates to the shares of common stock, par value $.001 per share (the "Shares") of the Company's Japanese Equity Fund and Global Biotechnology Fund. This opinion is being delivered to you in connection with the Company's filing of Post-Effective Amendment No. 29 to its Registration Statement (the "Amendment") with the Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

         (a) a certificate of the State of Maryland to the existence and good standing of the Company dated December 23, 2002;

         (b) the Articles of Incorporation of the Company and all amendments and supplements thereto (the "Articles of Incorporation");

         (c) a certificate executed by Bruce A. Rosenblum, the Assistant Secretary of the Company, certifying as to the Company's Articles of Incorporation and By-Laws and certain resolutions adopted by the Board of Directors of the Company authorizing the issuance of the shares; and


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         (d)  a printer's proof of the Amendment.

         In our capacity as counsel to the Company, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers or representatives of the Company. We have assumed that the Amendment, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

         Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the Articles of Incorporation and By-Laws, and for the consideration described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of Maryland.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in such Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP